Exhibit 3.1

AMENDED AND RESTATED
CERTIFICATE OF LIMITED PARTNERSHIP

OF

SEMGROUP ENERGY PARTNERS, L.P.

This Amended and Restated Certificate of Limited Partnership, dated November 19, 2009 (as the same may be further amended, supplemented or otherwise modified and in effect from time to time, this “Certificate of Limited Partnership”), of SEMGROUP ENERGY PARTNERS, L.P. (the “Partnership”) has been duly executed and is being filed by the undersigned in accordance with Section 17-210 of the Delaware Revised Uniform Limited Partnership Act (the “Act”), to amend and restate the original certificate of limited partnership of SemGroup Energy Partners, L.P., which was filed on February 22, 2007 with the Secretary of State of the State of Delaware (the “Original Certificate”), to form a limited partnership under the Act.

The Original Certificate is hereby amended and restated in its entirety, effective as of December 1, 2009, to read as follows:

1.           Name.  The name of the limited partnership is Blueknight Energy Partners, L.P. (the “Partnership”).

2.           Registered Office and Registered Agent.  The address of the registered office of the Partnership, as required by Section 17-104 of the Act, is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.  The name and address of the registered agent for service of process on the Partnership in the State of Delaware, as required by Section 17-104 of the Act, are as follows:

The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801

3.           General Partner.  The name and business address of the sole general partner of the Partnership are as follows:

Blueknight Energy Partners G.P., L.L.C.
6120 South Yale Avenue, Suite 500
Tulsa, Oklahoma 74136

IN WITNESS WHEREOF, the undersigned sole general partner of the Partnership has executed this Amended and Restated Certificate of Limited Partnership to be effective as of December 1, 2009.

BLUEKNIGHT ENERGY PARTNERS G.P., L.L.C.

By:/s/ Alex G. Stallings
Name:          Alex G. Stallings
Title:           Chief Financial Officer